Exhibit 99.1

News Release

CONTACT:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	December 7, 2012
Laura Wehby (Investors)
(513) 534-7407
Debra DeCourcy, APR (Media)
(513) 534-4153

Fifth Third Bancorp Announces Expected Impact of Vantiv Share Sale

Fifth Third Intends to Repurchase Shares of Fifth Third Common Stock

in Amount of After-Tax Gains

Also Announces Intention to Terminate High-Cost FHLB Debt

Cincinnati –Vantiv, Inc. (NYSE: VNTV) recently priced a secondary offering of 12,454,545 shares of Class A Common Stock being sold on behalf of Fifth Third (Nasdaq: FITB). This sale would represent approximately 15 percent of our ownership position in Vantiv (excluding the warrant noted below). As previously communicated, our purpose in the sale is to begin the process of monetizing the remaining portion of our stake in Vantiv in a considered, orderly fashion over time.

Upon the settlement of this transaction, we would expect to recognize a pre-tax gain of approximately $140 million (approximately $91 million after-tax) during the fourth quarter of 2012. Following the settlement, Fifth Third would continue to hold approximately 71.5 million Class B units of Vantiv Holding, LLC which may be exchanged for Class A common stock of Vantiv, Inc. on a one-for-one basis, as well as a warrant that is exercisable and exchangeable into Vantiv Inc. Class A Common Stock. These securities are subject to certain terms and restrictions. Fifth Third would have a remaining economic interest of approximately 33.6 percent of Vantiv’s future earnings (before consideration of the potential impact of an exercise of the underwriters’ overallotment option, as discussed below). Our interest is accounted for under the equity method.

The underwriters of the offering have been granted an option, solely to cover over-allotments and exercisable for 30 days from the date of pricing, to purchase up to an additional 1,245,455 shares of Class A Common Stock of Vantiv, Inc. at the share price of our sale. If exercised, we would expect any such action to change the impacts to Fifth Third caused by the initial sale, with any such changes limited to no more than 10 percent of the initial impact. Any additional gains would be recognizable in the quarter in which the option was exercised.

Fifth Third’s equity method earnings from its ownership in Vantiv were $25 million pre-tax in the third quarter of 2012. The sale of Vantiv’s shares would reduce Fifth Third’s equity method earnings from Vantiv by approximately 15 percent, before consideration of any sale of shares under the underwriters’ overallotment option.

As previously announced on March 13, 2012, our plan to repurchase shares of Fifth Third common stock in an amount up to any after-tax gains realized by Fifth Third from the sale of Vantiv shares was not objected to by the Federal Reserve in its Comprehensive Capital Analysis and Review process. We plan to enter into a repurchase agreement with a counterparty to repurchase shares of Fifth Third common stock in the amount of after-tax gains shortly after the settlement of the sale of our Vantiv shares. We would expect also to repurchase shares of Fifth Third common stock in the amount of any after-tax gains related to an exercise of the underwriters’ overallotment option on our shares of Vantiv Class A common stock, when and if such gains occur.

In order to better position our balance sheet and liability costs in the current rate environment, we also have made the decision to prepay $1 billion of FHLB term debt that was scheduled to mature on January 5, 2016. This action is expected to result in a prepayment charge of approximately $135 million pre-tax, with net interest savings through the maturity date of approximately the same amount. This would represent approximately $40-45 million in annual net interest income benefit (approximately 4 bps benefit to net interest margin).

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from the separation of or the results of operations of Vantiv, LLC from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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